                                                                   EXHIBIT 99.a2

                               AMENDMENT NO. 1 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
           OF AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNCIPAL FUNDS

     THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED  AGREEMENT AND  DECLARATION OF
TRUST is made as of the 15th day of December, 2005 by the Trustees hereunder.

     WHEREAS,  the Board of Trustees have executed an Amendment and  Restatement to the Agreement and Declaration of Trust dated March 26, 2004; and

     WHEREAS,  the  Board of  Trustees  have  determined  that it is in the best interests  of American  Century  California  Tax-Free and  Municipal  Funds (the
"Trust") to change the name of a Series as set forth below:

               FORMER NAME                                 NEW NAME
     California Intermediate-Term Tax-Free Fund    California Tax-Free Bond Fund

     WHEREAS, the Trustees have approved the elimination of the C Class II Class for the California High-Yield Municipal Fund, and

     WHEREAS,  pursuant to Article VIII,  Section 8 of the Declaration of Trust,
the Trustees wish to amend the Declaration of Trust to reflect these changes.

     NOW,  THEREFORE,  BE IT RESOLVED,  that the  Declaration of Trust is hereby amended  as of  January  1,  2006,  by  deleting  the text of  Schedule A in its entirety and inserting in lieu thereof the attached Schedule A.

     IN WITNESS  WHEREOF,  the  Trustees  do hereto  set their  hands as of date written above.

TRUSTEES OF THE AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

/s/ Kenneth E. Scott                         /s/ Ronald J. Gilson
------------------------------------         -----------------------------------
Kenneth E. Scott                             Ronald J. Gilson

/s/ Kathryn A. Hall                          /s/ William M. Lyons
------------------------------------         -----------------------------------
Kathryn A. Hall                              William M. Lyons

/s/ John B. Shoven                           /s/ Jeanne D. Wohlers
------------------------------------         -----------------------------------
John B. Shoven                               Jeanne D. Wohlers

/s/ Antonio Canova                           /s/ John Freidenrich
------------------------------------         -----------------------------------
Antonio Canova                               John Freidenrich

/s/ Myron S. Scholes
------------------------------------
Myron S. Scholes

                                   Schedule A

            AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

Pursuant to Article III,  Section 6, the Trustees hereby establish and designate the following  Series as Series of the Trust (and the Classes  thereof) with the relative rights and preferences as described in Section 6:

         SERIES                           CLASS            DATE OF ESTABLISHMENT

California Tax-Free Money Market Fund     Investor             11/09/1983

California Limited-Term Tax-Free Fund     Investor             06/01/1992

California Tax-Free Bond Fund             Investor             11/09/1983

California Long-Term Tax-Free Fund        Investor             11/09/1983

California High-Yield Municipal Fund      Investor             12/30/1986
                                          A Class              05/08/2002
                                          B Class              05/08/2002
                                          C Class              05/01/2001

This  Schedule  A shall  supersede  any  previously  adopted  Schedule  A to the
Declaration of Trust.